Exhibit 99.1

Media Relations: Constance Griffiths (949) 230-4867 Constance.Griffiths@skyworksinc.com	Investor Relations: Raji Gill (949) 508-0973 Raji.Gill@skyworksinc.com

Skyworks Delivers Strong Second Quarter Fiscal Year 2026 Results

•Revenue of $944 Million, GAAP Diluted EPS of $0.24 and Non-GAAP Diluted EPS of $1.15
•Secured Multi-Generational Android OEM Design Win with Expected $1 Billion+ Revenue Through 2030
•Exceeded the High-End of Revenue and Non-GAAP EPS Guidance
•Broad Markets Delivered Double-Digit Year-over-Year Growth
IRVINE, Calif., May 5, 2026 – Skyworks Solutions, Inc. (Nasdaq: SWKS), a leading developer, manufacturer and provider of analog and mixed-signal semiconductors and solutions for numerous applications, today reported second fiscal quarter results for the period ended April 3, 2026.
Revenue for the second fiscal quarter of 2026 was $944 million. On a GAAP basis, operating income for the second fiscal quarter was $42 million with diluted earnings per share of $0.24. On a non-GAAP basis, operating income was $189 million with non-GAAP diluted earnings per share of $1.15.
“We delivered another strong quarter, reflecting consistent execution and improving momentum across our portfolio,” said Phil Brace, chief executive officer and president of Skyworks. “Mobile outperformed expectations on healthy demand, while Broad Markets continues to accelerate, delivering double-digit year-over-year growth driven by Wi-Fi, data center, and automotive.”

Second Fiscal Quarter Business Highlights
•Secured a significant, multi-generational design win with a leading Android OEM, expected to generate over $1 billion in revenue through 2030
•Wi-Fi 7 momentum across enterprise access points and home connectivity platforms with marquee OEM partners
•Secured in-vehicle infotainment engagements with BYD and a leading German Tier-1 supplier
•Broadened timing solutions portfolio with next-generation clock buffers targeting data center, wireless infrastructure, and emerging PCIe Gen 7 applications
•Advanced 6G innovation leadership with the debut of a FR3 frequency range RF front-end (RFFE) power amplifier at Mobile World Congress 2026
Third Fiscal Quarter 2026 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this earnings release for further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“For the June quarter, we anticipate revenue of $900 million to $950 million, with non-GAAP diluted earnings per share of $1.03 at the mid-point of the revenue range,” said Philip Carter, chief financial officer and senior vice president of Skyworks.
“We expect Mobile to follow typical seasonal patterns, declining low-single digits sequentially, while Broad Markets is expected to grow modestly sequentially, representing approximately 43% of sales, and up high-single-digits year-over-year.”

Dividend Payment
Skyworks’ board of directors also declared a cash dividend on the Company’s common stock of $0.71 per share. The dividend is payable on June 16, 2026, to stockholders of record at the close of business on May 26, 2026.
Skyworks’ Second Quarter 2026 Conference Call
Skyworks will host a conference call with analysts to discuss its second quarter fiscal 2026 results and business outlook on May 5, 2026, at 4:30 p.m. EDT.
To listen to the conference call, please visit the investor relations section of Skyworks’ website at https://investors.skyworksinc.com/events-presentations. Playback of the conference call will be available on Skyworks’ website at www.skyworksinc.com/investors beginning at 9 p.m. EDT on May 5, 2026. Additionally, a transcript of the Company’s prepared remarks will be made available on our website promptly after their conclusion during the call.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. We are a leading developer, manufacturer and provider of analog and mixed-signal semiconductors and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet and wearables.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® market index (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This earnings release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, prospects, expectations and results of Skyworks (e.g., certain projections and business trends, including with respect to future sales and revenue, as well as plans for dividend payments). Forward-looking statements can often be identified by words such as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include: the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; our ability to convert design wins into revenue, including with respect to the design win with a leading Android OEM noted in this earnings release; market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; the mix and volume of phone models sold by our largest customer; the potential impacts on our business, reputation, relationships, results of operations, cash flows and financial condition as a result of the proposed merger transactions with Qorvo, Inc. (“Qorvo”); the possibility that expected benefits related to such transactions with Qorvo may not materialize as expected; such transactions with Qorvo being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; Skyworks or Qorvo’s business experiencing disruptions as a result of the acquisition or due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; Skyworks and Qorvo being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; the costs, fees, expenses and other charges related to the transactions with Qorvo, including with respect to any related litigation; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Laboratories Inc. and the substantial amount of additional indebtedness we expect to incur in connection with the Qorvo transactions; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine, Iran and other regions in the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this earnings release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Net revenue	$943.7	$953.2	$1,979.1	$2,021.7
Cost of goods sold	558.4	561.6	1,166.5	1,188.2
Gross profit	385.3	391.6	812.6	833.5
Operating expenses:
Research and development	212.4	186.5	415.7	362.9
Selling, general, and administrative	119.7	88.0	228.0	170.6
Amortization of intangibles	0.2	0.2	0.5	0.5
Restructuring, impairment, and other charges	10.9	19.6	22.5	21.1
Total operating expenses	343.2	294.3	666.7	555.1
Operating income	42.1	97.3	145.9	278.4
Interest expense	(7.5)	(6.8)	(13.9)	(13.6)
Other income, net	10.8	11.9	23.0	28.0
Income before income taxes	45.4	102.4	155.0	292.8
Provision for income taxes	9.8	33.7	40.2	62.1
Net income	$35.6	$68.7	$114.8	$230.7
Earnings per share:
Basic	$0.24	$0.43	$0.77	$1.45
Diluted	$0.24	$0.43	$0.76	$1.44
Weighted average shares:
Basic	150.3	158.5	149.9	159.4
Diluted	150.6	158.8	150.5	160.1

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
(in millions)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP gross profit	$385.3	$391.6	$812.6	$833.5
Share-based compensation expense [a]	5.6	5.7	23.1	13.0
Amortization of acquisition-related intangibles	34.0	37.1	71.7	77.1
Restructuring and other charges	—	10.3	—	18.2
Non-GAAP gross profit	$424.9	$444.7	$907.4	$941.8
GAAP gross margin %	40.8%	41.1%	41.1%	41.2%
Non-GAAP gross margin %	45.0%	46.7%	45.8%	46.6%

	Three Months Ended		Six Months Ended
(in millions)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP operating income	$42.1	$97.3	$145.9	$278.4
Share-based compensation expense [a]	58.0	62.7	115.7	113.8
Acquisition-related expenses	34.4	0.5	71.5	0.6
Amortization of acquisition-related intangibles	34.3	37.4	72.2	77.6
Settlements, gains, losses, and impairments	3.4	0.2	3.5	(1.8)
Restructuring and other charges	16.7	24.1	32.3	38.4
Non-GAAP operating income	$188.9	$222.2	$441.1	$507.0
GAAP operating margin %	4.5%	10.2%	7.4%	13.8%
Non-GAAP operating margin %	20.0%	23.3%	22.3%	25.1%

	Three Months Ended		Six Months Ended
(in millions)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP net income	$35.6	$68.7	$114.8	$230.7
Share-based compensation expense [a]	58.0	62.7	115.7	113.8
Acquisition-related expenses	34.4	0.5	71.5	0.6
Amortization of acquisition-related intangibles	34.3	37.4	72.2	77.6
Settlements, gains, losses, and impairments	3.4	0.2	3.5	(1.8)
Restructuring and other charges	16.7	24.1	32.3	38.4
Tax adjustments	(9.4)	3.2	(4.8)	(4.3)
Non-GAAP net income	$173.0	$196.8	$405.2	$455.0

	Three Months Ended		Six Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP net income per share, diluted	$0.24	$0.43	$0.76	$1.44
Share-based compensation expense [a]	0.38	0.40	0.77	0.71
Acquisition-related expenses	0.23	—	0.48	—
Amortization of acquisition-related intangibles	0.23	0.24	0.48	0.48
Settlements, gains, losses, and impairments	0.02	—	0.02	(0.01)
Restructuring and other charges	0.11	0.15	0.21	0.24
Tax adjustments	(0.06)	0.02	(0.03)	(0.02)
Non-GAAP net income per share, diluted	$1.15	$1.24	$2.69	$2.84

	Three Months Ended		Six Months Ended
(in millions)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP net cash provided by operating activities	$50.3	$409.5	$445.8	$786.6
Capital expenditures	(82.3)	(38.5)	(138.9)	(77.5)
Non-GAAP free cash flow	$(32.0)	$371.0	$306.9	$709.1
GAAP net cash provided by operating activities margin %	5.3%	43.0%	22.5%	38.9%
Non-GAAP free cash flow margin %	(3.4)%	38.9%	15.5%	35.1%

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP diluted earnings per share, and (v) non-GAAP free cash flow and free cash flow margin. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP diluted earnings per share, and non-GAAP free cash flow and free cash flow margin because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We also believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We further believe that providing non-GAAP free cash flow and free cash flow margin provide insight into our liquidity, our cash-generating capability, and the amount of cash potentially available to return to shareholders. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, amortization of acquisition-related intangibles, and restructuring and other charges. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We calculate non-GAAP free cash flow by deducting capital expenditures from GAAP net cash provided by operating activities. We exclude certain items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation Expense - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles - including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring and Other Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. Skyworks uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across reporting periods and to align with its recent historical average of current taxes. For fiscal 2026, Skyworks will apply a non-GAAP tax rate of 10%, which reflects current taxes relative to non-GAAP pre-tax income after applying certain non-GAAP tax adjustments.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the third quarter of our 2026 fiscal year (“Q3 2026”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q3 2026 GAAP diluted earnings per share to a forward-looking estimate of Q3 2026 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q3 2026 (other than estimated share-based compensation expense of $0.20 to $0.40 per diluted share, estimated amortization of intangibles of $0.20 to $0.30 per diluted share and certain tax items of -$0.15 to $0.20 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.15 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a] The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Six Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Cost of goods sold	$5.6	$5.7	$23.1	$13.0
Research and development	36.6	27.6	66.4	53.2
Selling, general, and administrative	15.8	16.9	26.2	35.1
Restructuring, impairment, and other charges	—	12.5	—	12.5
Total share-based compensation	$58.0	$62.7	$115.7	$113.8

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in millions)	April 3, 2026	October 3, 2025
Assets
Cash, cash equivalents, and marketable securities	$1,436.4	$1,388.4
Accounts receivable, net	336.0	598.1
Inventory	885.6	754.7
Property, plant, and equipment, net	1,187.8	1,194.6
Goodwill and intangible assets, net	2,898.3	2,985.7
Other assets	1,151.9	995.5
Total assets	$7,896.0	$7,917.0

Liabilities and Equity
Accounts payable	$266.2	$236.0
Accrued and other liabilities	867.5	928.1
Debt	996.6	995.8
Stockholders’ equity	5,765.7	5,757.1
Total liabilities and equity	$7,896.0	$7,917.0

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(in millions)	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Cash flows from operating activities:
Net income	$35.6	$68.7	$114.8	$230.7
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	58.0	62.7	115.7	113.8
Depreciation	69.3	68.7	142.3	136.2
Amortization of intangible assets	42.9	45.6	87.5	94.0
Deferred income taxes	(10.2)	20.2	(10.1)	19.7
Amortization of debt discount and issuance costs	0.6	0.5	1.1	1.0
Other, net	—	(0.4)	(0.6)	(3.6)
Changes in assets and liabilities:
Receivables, net	62.4	148.1	262.1	136.9
Inventory	(112.8)	25.1	(134.7)	112.0
Accounts payable	60.7	30.8	32.9	10.9
Other current and long-term assets and liabilities	(156.2)	(60.5)	(165.2)	(65.0)
Net cash provided by operating activities	50.3	409.5	445.8	786.6
Cash flows from investing activities:
Capital expenditures	(82.3)	(38.5)	(138.9)	(77.5)
Purchased intangibles	(5.4)	(7.6)	(19.6)	(17.4)
Purchases of marketable securities	(16.9)	(129.4)	(27.7)	(280.0)
Sales and maturities of marketable securities	11.9	142.4	232.4	347.3
Other	0.5	0.1	0.6	2.2
Net cash (used in) provided by investing activities	(92.2)	(33.0)	46.8	(25.4)
Cash flows from financing activities:
Repurchase of common stock - payroll tax withholdings on equity awards	(1.0)	(0.6)	(40.0)	(38.9)
Repurchase of common stock - stock repurchase program	(7.5)	(500.0)	(7.5)	(500.0)
Dividends paid	(106.8)	(110.6)	(213.2)	(223.1)
Proceeds from employee stock purchase plan	21.2	20.0	21.2	20.0
Debt financing costs	(1.1)	—	(1.1)	—
Net cash used in financing activities	(95.2)	(591.2)	(240.6)	(742.0)
Net (decrease) increase in cash and cash equivalents	(137.1)	(214.7)	252.0	19.2
Cash and cash equivalents at beginning of period	1,550.4	1,602.5	1,161.3	1,368.6
Cash and cash equivalents at end of period	$1,413.3	$1,387.8	$1,413.3	$1,387.8